Exhibit 10.1

ECHO THERAPEUTICS, INC.

2008 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of the 16th day of May, 2011(the “Grant Date”), is between

Echo Therapeutics, Inc., a Delaware corporation (the “Company”), and Christopher P. Schnittker (the “Optionee”), an employee of the Company or of a “Related Corporation,” as defined in the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of 200,000 shares of Common Stock.  The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options).  Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement.  The Option granted hereunder is intended to be an incentive stock option (“ISO”) meeting the requirements of the Plan and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option (“NQSO”).

2.

Exercise Price.  The exercise price of the shares of Common Stock covered by this Option shall be $4.09 per share.  It is the determination of the Company’s Stock Option Committee (the “Committee”) that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation – a “More-Than-10% Owner”) of the “Fair Market Value” (as defined in the Plan) of a share of the Common Stock, or (ii) the par value of the Common Stock.

3.

Term.  Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on May 16, 2021 (the “Expiration Date”), which date is not more than 10 years (five years in the case of a More-Than-10% Owner) from the Grant Date.  This Option shall not be exercisable on or after the Expiration Date.

4.

Exercise of Option.  The Optionee shall have the right to purchase from the Company, on and after the following dates, the following number of Shares, provided the Optionee has not terminated his or her service as of the applicable vesting date:

Date Installment Becomes

Exercisable

Number of Option Shares

November 16, 2011

25,000 Shares

February 16, 2012

an additional 12,500 Shares

May 16, 2012

an additional 12,500 Shares

August 16, 2012

an additional 12,500 Shares

November 16, 2012

an additional 12,500 Shares

February 16, 2013

an additional 12,500 Shares

May 16, 2013

an additional 12,500 Shares

August 16, 2013

an additional 12,500 Shares

November 16, 2013

an additional 12,500 Shares

February 16, 2014

an additional 12,500 Shares

May 16, 2014

an additional 12,500 Shares

August 16, 2014

an additional 12,500 Shares

November 16, 2014

an additional 12,500 Shares

The Committee may accelerate any exercise date of the Option, in its discretion, if it deems such acceleration to be desirable.  Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5.

Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 8 Penn Center, 1628 JFK Blvd., Suite 300, Philadelphia, PA 19103, Attn: Chief Executive Officer.  The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares.  Only full shares will be issued.

The exercise price shall be paid to the Company –

(a)

in cash, or by certified check, bank draft, or postal or express money order;

(b)

through the delivery of shares of Common Stock which shall be valued at the Fair Market Value of the Common Stock on the date of exercise;

(c)

in shares of Common Stock newly acquired by the Optionee upon the exercise of the Option;

(d)

by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(e) in any combination of (a), (b), (c) or (d) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Stock delivered or withheld on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such Common Stock.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option.  In the event the Option is exercised by any person after the death or “disability” (within the meaning of section 22(e)(3) of the Code) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6.

 Non-Transferability of Option.  This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative.

7.

Termination of Employment.  If the Optionee’s employment with the Company and all Related Corporations is terminated for any reason (other than death or disability) prior to the Expiration Date, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee in its discretion, by the Optionee at any time prior to the earlier of (i) the Expiration Date or (ii) three months after such termination of employment.

8.

Disability.  If the Optionee becomes “disabled” (within the meaning of section 22(e)(3) of the Code) during his or her employment and, prior to the Expiration Date, the Optionee’s employment is terminated as a consequence of such disability, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination of employment, or to any greater extent permitted by the Committee in its discretion, by the Optionee or by the Optionee’s legal representative at any time prior to the earlier of (i) the Expiration Date or (ii) six months after such termination of employment.

9.

Death.  If the Optionee dies during his or her employment and prior to the Expiration Date, or if the Optionee’s employment is terminated for any reason (as described in Paragraphs 7 and 8) and the Optionee dies following his or her termination of employment but prior to the earliest of (i) the Expiration Date, (ii) the expiration of the period determined under Paragraph 7 or 8 (as applicable to the Optionee), or (iii) three months following the Optionee’s termination of employment, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee in its discretion, by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) six months after the date of the Optionee’s death.

10.

Disqualifying Disposition of Option Shares.  The Optionee agrees to give written notice to the Company, at its principal office, if a “disposition” of the shares acquired through exercise of the Option granted hereunder occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such shares.  Optionee acknowledges that if such disposition occurs, the Optionee generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the shares of Common Stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such shares minus the exercise price.  For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

11.

Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible.  Otherwise, the laws of the Company’s jurisdiction of incorporation (without reference to the principles of the conflict of laws) shall govern the operation of, and the rights of grantees under, the Plan, and options granted thereunder.

IN WITNESS WHEREOF, the Company has caused this Incentive Stock Option Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his or her hand and seal, all on the 16th day of  May, 2011.

ECHO THERAPEUTICS, INC.

By: _/s/ Patrick T. Mooney__________

Patrick T. Mooney, CEO

_/s/ Christopher P. Schnittker

Christopher P. Schnittker

PHBF/ 605654.2

Exhibit 10.1

ECHO THERAPEUTICS, INC.

2008 EQUITY INCENTIVE PLAN

Notice of Exercise of Incentive Stock Option

I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of  _____________ __, 20__, by Echo Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.01 per Share, covered by said option:

Number of Shares to be purchased:

_______

Purchase price per Share:

$_______

Total purchase price:

$_______

A.

Enclosed is cash or my certified check, bank draft, or postal or express money order in the amount of $__________ in full/partial [circle one] payment for such Shares;

and/or

B.

Enclosed is/are

Share(s) with a total Fair Market Value of $

 on the date hereof in full/partial [circle one] payment for such Shares;

and/or

C.

Please withhold ______ Shares with a total Fair Market Value of $______ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

D.

I have provided notice to                         [insert name of broker], a broker, who will render full/partial [circle one] payment for such Shares.  [Optionee should attach to the notice of exercise provided to such broker a copy of this Notice of Exercise and irrevocable instructions to pay to the Company the full exercise price for the number of Shares purchased in this method.]

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*:                                                                    ; and sent to                                                 .

DATED:                       ___, 20__

______________________

Optionee’s Signature

PHBF/ 605654.2